Exhibit 10.1
APRIMO, INCORPORATED
AMENDED AND RESTATED 1998 EMPLOYEE STOCK OPTION PLAN
     Aprimo, Incorporated (“Company”) sets forth the following terms of the Aprimo, Incorporated 1998 Employee Stock Option Plan (“Plan”). The Plan was originally adopted as of November 1, 1998 as the “Attune, Incorporated Employee Stock Option Plan”, and has been amended and restated as set forth herein effective as of January 21, 2000.
ARTICLE I
DEFINITIONS
     Section 1.1. “Board of Directors” means the Board of Directors of the Company.
     Section 1.2. “Code” means the Internal Revenue Code of 1986, as amended.
     Section 1.3. “Common Share” means a no par value common share of the Company.
     Section 1.4. “Company” means Aprimo, Incorporated, an Indiana corporation f/k/a Attune, Incorporated.
     Section 1.5. “Compensation Committee” or “Committee” means the Compensation Committee of the Board of Directors. As used herein such terms refer to the Compensation Committee, and, as the context requires, may also refer to the full Board of Directors or the Special Option Committee acting under Section 3.3.
     Section 1.6. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.
     Section 1.7. “Effective Date” means November 1, 1998, the effective date of the Plan.
     Section 1.8. “Eligible Recipient” means any employee of the Company, including directors of the Company who are also employees of the Company, who is selected by the Compensation Committee to participate in the Plan. For purposes of a Non-Statutory Stock Option, an “Eligible Recipient” also shall include a member of the Board of Directors and any consultant or advisor to the Company selected by the Compensation Committee, who is not an employee of the Company.
     Section 1.9. “Incentive Stock Option” means a stock option intended to satisfy the requirements of Code Section 422(b).
     Section 1.10. “Non-Statutory Stock Option” means a stock option other than an Incentive Stock Option.
     Section 1.11. “Optionee” means an Eligible Recipient to whom an option, cash award or share has been granted under the Plan.

     Section 1.12. “Plan” means the “Aprimo, Incorporated 1998 Employee Stock Option Plan,” as set forth in this document and as amended from time to time.
     Section 1.13. “Retirement” means such termination of employment as shall entitle such individual to early or normal retirement benefits under any then existing pension plan of the Company.
     Section 1.14. “10% Shareholder” means an individual possessing more than 10% of the total combined voting power of all classes of shares of the Company. An individual shall be considered as owning any shares owned, directly or indirectly, by or for his or her brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants. Shares owned, directly or indirectly., by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.
     Section 1.15. “Termination of Service” means the termination of an Eligible Recipient’s employment with the Company for any reason including, but not limited to, termination due to voluntary quit, death, disability or retirement. For purposes of a Non-Statutory Stock Option, “Termination of Service” also means termination of an Eligible Recipient’s service as a director or advisor of the Company. Leave of absence approved by the Compensation Committee shall not constitute Termination of Service.
     Section 1.16. “Without Cause” and for “Cause” means, for purposes of this Plan only, as follows: “Without Cause” means that the service of the Optionee was terminated for any reason other than for “Cause.” A termination for “Cause” means a termination by reason of the Compensation Committee’s good faith determination that the Optionee (i) willfully and continually failed to substantially perform his or her duties with or to the Company (other than a failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to the Optionee by the Company, which demand specifically identifies the manner in which the Company believes that the Optionee has not substantially performed his or her duties, or (ii) has willfully engaged in conduct which is demonstrably and materially injurious to the Company, momentarily or otherwise, as determined by the Compensation Committee in its sole discretion. No act, or failure to act, on the Optionee’s part shall be considered “willful” unless he or she has acted or failed to act with an. absence of good faith and without a reasonable belief that his or her action or failure to act was in or at least not opposed to the best interests of the Company. For purposes of the Plan, whether a cessation of employment, directorship or service is to be considered “Without Cause” or for “Cause” shall be determined by the Compensation Committee in its sole discretion, which determination shall be final, conclusive, and binding.
ARTICLE II
PURPOSE
     Section 2.1. Purpose. The purpose of the Plan is to induce the Eligible Recipients to remain in the employ of the Company or continue to serve as a director or advisor of the Company and to encourage such employees, directors and advisors to secure or increase, on reasonable terms, their stock ownership in the Company. The Plan is intended to promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

ARTICLE III
ADMINISTRATION
     Section 3.1. The Committee. The Plan shall be administered, construed and interpreted by the committee consisting of at least two members of the Board of Directors of the Company, each of-whom is a disinterested person within the meaning of the definition of that term contained in Reg. § 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “ 1934 Act”) and an outside director under Section 162(m) of the Code. The members of the Committee shall be designated from time to time by the Board of Directors of the Company. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee.
     Section 3.2. Authority of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:
     (i) the individuals to whom grants of options or successive options, cash awards or shares shall be made under the Plan;
     (ii) the time when such grants shall be made hereunder;
     (iii) the number of Common Shares to be covered under such grants and the amount of any cash awards;
     (iv) the number of shares to be subject to awards of restricted shares;
     (v) the option price to be paid upon the exercise of each option;
     (vi) the period within which each such option may be exercised and the period of restriction for restricted share grants;
     (vii) the extent to which an option is an incentive stock option or a nonqualified stock option;
     (viii) the terms and conditions upon which awards of restricted shares may be granted; and
     (ix) the terms and conditions of the respective agreements by which grants or awards hereunder shall be evidenced.
The Committee shall also have authority to prescribe, amend, waive, and rescind rules and regulations relating to the Plan, to accelerate the vesting of any stock options or cash awards made hereunder, to amend the restrictions imposed on Awards of restricted shares made hereunder, and to make all other determinations necessary or advisable in the administration of the Plan.
     Section 3.3. Special Authority. Notwithstanding the above paragraph 2(b),

     (i) The full Board of Directors shall have the special authority from time to time to grant awards and to make the determinations described in paragraph 2(b)(i)-(viii) with respect to such grants.
     (ii) A special option committee of the Board (the “Special Option Committee”) shall have the special authority from time to time to grant options and to make the determinations described in paragraph 2(b)(i)-(viii) with respect to such options where the number of shares of Common Stock to be covered under the option is less than twenty thousand (20,000) and the Optionee is a person not subject to Section 16 of the 1934 Act. Such special committee shall consist of at least two (2) members of the Board of Directors of the Company. The member(s) of the special committee may be designated from time to time by the Board of Directors of the Company and may include the President or Chief Executive Officer of the Company.
     Section 3.4. Conflicts of Interest. The selection of an Eligible Recipient who is a member of the Compensation Committee and the grant of any option or award to such person may be made only after approval by a majority of disinterested members of the Compensation Committee.
ARTICLE IV
OPTIONS
     Section 4.1. Eligibility. The Compensation Committee may grant options under the Plan to any person who is an Eligible Recipient.
     Section 4.2. Number of Shares Subject to Options. The aggregate number of Common Shares which may be issued upon the exercise of options under the Plan is 5,500,000; subject, however to the provisions of Article VI hereof. The shares issued upon the exercise of options under the Plan may be authorized but unissued shares, shares issued and reacquired by the Company, or shares bought on the market for the purposes of the Plan. In the event any options shall, for any reason, terminate, expire or be surrendered without having been exercised in full, the shares subject to such option (but not purchased thereunder) shall again be available for options to be granted under the Plan. During the period that any options granted under the Plan are outstanding, the Company shall reserve and keep available such number of shares as will be sufficient to satisfy all outstanding, unexercised options.
     Section 4.3. Terms and Conditions of Options. Any option granted under the Plan shall be evidenced by a written stock option agreement executed by the Company and the Optionee, which shall contain such terms and be in such form as the Compensation Committee may from time to time approve subject to the following limitations and conditions:
     (a) Number of Shares. The stock option agreement shall state the type and total number of shares that may be purchased pursuant to the agreement. Notwithstanding any other provision in the Plan, no Optionee shall be granted more than 840,000 shares of Common Stock under the Plan.
     (b) Option Price. The option price per share subject to a stock option granted under the Plan shall be stated in the stock option agreement evidencing such grant. In the case of the gi’ant of an Incentive Stock Option, the option price per share shall be not less than the fair market value of the shares at the time such Incentive Stock Option is granted; provided, however, if the

Optionee is a 10% Shareholder, the option price per share shall not be less than 110% of the fair market value of the shares at the time the Incentive Stock Option is granted all as determined by the Compensation Committee consistent with Treas. Reg. §20.2031 -2 and any requirements of §422 of the Code. The option price per share of stock subject to a Non-Statutory Stock Option shall be determined by the Compensation Committee in its sole discretion consistent with Treas. Reg. §20.2031-2 and shall in no event be at an option price per share of stock less than 85% of the fair market value of the shares at the time the Non-Statutory Stock Option is granted. If shares of the Company’s Common Shares are registered under the Securities Exchange Act of 1934, as amended, then the fair market value of any Common Share shall be equal to the mean between the highest and lowest quoted selling prices for the shares on the date of grant of the option (or if there were no sales on such date the weighted average of the means between the highest and lowest quoted selling prices on the nearest date before and the nearest date after the date of grant of the option as prescribed by Treas. Reg. § 20.2031-2), provided if there were no sales during a reasonable period before and after the grant date, the fair market value shall be determined by taking the mean between the bid and asked prices on the grant date (or, if none, the weighted average of the means between the bid and asked prices on the nearest trading date before and the nearest trading date after the grant date on which bid and asked quotations exist) as reported in The Watt Street Journal or a similar publication selected by the Committee. Otherwise, subject to the foregoing, if approved by the Compensation Committee, the fair market value of any Common Share may be determined by the terms of the most recent independent appraisal of the value of the shares of the Company. In no instance shall such appraisal have been made earlier man the close of the most recently preceding fiscal year of the Company. In the event an independent appraisal of the fair market value of the shares has not been performed during the period of time between the close of the most recently preceding fiscal year and the time of the proposed grant of an option, the fair market value of the shares subject to an option granted under the Plan shall be determined by the Compensation Committee in good faith in accordance with such procedures as the Compensation Committee shall prescribe from time to time.
     (c) Duration of Option. Each option granted under the Plan shall expire on the date to be fixed by the Compensation Committee at the time the option is granted and set forth in the stock option agreement; provided, however, that such expiration date shall be not more than 5 years from the date of grant of the option if the Optionee is a 10% Shareholder and not more than 10 years from the date of grant of the option if the Optionee is not a 10% Shareholder at the time of grant.
     (d) No Rights Vested as Shareholders. Neither an Optionee nor his or her successor shall have any of the rights of a shareholder of the Company by reason of the grant of an option under the Plan until the date of issuance of a stock certificate or certificates to him or her and only after the acquired share is fully paid. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.
     (e) Exercise of Option. Each option shall be exercisable over a period commencing on the date of the grant and ending upon the expiration or termination of the option; provided, however, that the Compensation Committee may, by the provisions of any stock option agreement, limit the number of shares purchasable thereunder in any period of time during which the option is exercisable and subject exercisability to, or accelerate exerciseability upon the occurrence of one or more conditions prescribed in the option agreement, including a change of control of the Company. An option may be exercised, subject to the terms of this Plan, only by written notice of intent to exercise the option with respect to a specified number of shares and by payment in full of the option price to the Company at the time of exercise.

     (f) Payment Upon Exercise of Option. Payment of the option price may be made in cash or cash equivalents, or with consent of the Compensation Committee, by promissory note, by delivery of shares of the Company’s stock (or the withholding of shares subject to the option) of equivalent fair market value.
     (g) Nontransferability of Options. No option granted under the Plan shall be transferable or assignable by an Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. Each option shall be exercisable during the Optionee’s lifetime only by him or her (or, the Optionee’s legal guardian or legal representative on behalf of the Optionee). Notwithstanding the foregoing, Non-Statutory Stock Options may be transferred to members of the Optionee’s immediate family, to trusts for the benefit of such immediate family members, and to trusts for the benefit of the Optionee, to the extent permitted by the stock option agreement between the Optionee and the Company. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment or similar process except with the express consent of the Compensation Committee.
     (h) Termination of Service. Upon the Termination of Service of an Optionee for “Cause,” all outstanding options granted to the Optionee under the Plan shall expire effective as of the date of such Termination of Service. Upon the Termination of Service of an Optionee “Without Cause,” all unexercised and unvested outstanding options granted to the Optionee under the Plan shall expire as of 12:01 a.m. on the thirty-first (31st) calendar day following such Termination of Service; provided, however, if the cause of the Termination of Service is due to retirement, disability or death, any outstanding options shall become exercisable upon termination, whether or not the option was otherwise exercisable at the date of the Optionee’s termination but shall expire as indicated in the following table.

Circumstance of
Termination	Expiration Date
Retirement	3 months after termination of employment

Disability or death while employed	1 year after termination of employment

Death within 3 months after retirement OR within one year after termination due to disability	1 year after date of death
If the Optionee dies prior to expiration of the option in accordance with the foregoing provisions, the option may be exercised by the executor or administrator of his or her estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution, whether or not the option was otherwise exercisable at the date of his death. In no circumstances, shall an option be exercisable later than the date on which it would otherwise expire.
     (i) Maximum Option. The aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Recipient during any calendar year (under all incentive stock option plans of the Company, its parents, if any, and its subsidiaries, if any, within the meaning of Code Section 422(d)) shall not exceed the dollar limits established by Code Section 422(d). In the event that the fair market value of such Incentive Stock Options exceeds the dollar limits established by Code Section 422(d), the stock options in excess of such amount shall be deemed to be Non-Statutory Stock Options. For purposes of determining whether the limit in this Section 4.3(i) has been exceeded, the character of all relevant stock options shall be determined by taking the stock options into account in the order in which they were granted.
     (j) Nature of Options. A stock option granted under the Plan to an Optionee may be either an Incentive Stock Option or a Non-Statutory Stock Option, as designated by the Compensation Committee in its sole discretion and set forth in the stock option agreement between the Company and the Optionee evidencing the grant of such option; provided, however that a stock option shall not be deemed to be an Incentive Stock Option to the extent that such option would exceed the limitations set forth in Section 4.3(i). Any provision of the Plan relating to the grant of an Incentive Stock Option or any agreement evidencing such grant which does not comply with the requirements of Code Section 422 shall be void and inoperative with respect to such option.
     (k) Issuance of Certificates. Promptly after the exercise of a stock option and the payment in full of the option price per share subject to such option, the person exercising the stock option shall be entitled to the issuance of a certificate or certificates evidencing ownership of such shares; provided, however, that the Company may postpone the issuance and delivery of certificates of shares until (i) the admission of such shares to listing on any stock exchange on which shares of the Company are then listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use its best efforts to complete. The Company may issue separate certificates for any shares purchased pursuant to the exercise of a stock option which is an Incentive Stock Option and for any shares purchased pursuant to the exercise of a stock option which is a Non-Statutory Stock Option.
     (l) Other Provisions. In no event shall the exercise of an Incentive Stock Option affect the right to exercise any Non-Statutory Stock Option, nor shall the exercise of any Non-Statutory Stock Option affect the right to exercise any Incentive Stock Option. Nothing in the Plan shall be construed to prohibit the grant of Incentive Stock Options and Non-Statutory Stock Options to the same person; provided, however, that Incentive Stock Options and Non-Statutory Stock Options shall not be granted in a manner whereby the exercise of one Non-Statutory Stock Option or Incentive Stock Option affects the exercisability of the other. The stock option agreements entered into under the Plan shall contain such other provisions as the Compensation Committee shall deem advisable, provided that such provisions are not inconsistent with the terms of the Plan and, with respect to Incentive Stock Options, Code Section 422.
     (m) Employment. Neither the adoption of Hie Plan nor the granting of options hereunder shall impose any obligation on the Company to continue the employment or service of any Eligible Recipient, nor limit in any way the right of the Company to terminate the employment or service of any such individual at any time.
     (n) No Obligation to Exercise an Option. Neither the granting of an option nor the execution of a stock option agreement shall impose any obligation on any Eligible Recipient to exercise an option.
     Section 4.4. Share Awards. The Compensation Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of shares and, in addition to the terms and conditions contained in subsections (a) through (f) of this Section 4.4, to provide such terms and conditions (which need not be identical among Optionees) in respect of such awards of shares, and the vesting thereof, as the Compensation Committee shall determine and provide in the agreement referred to in subsection (d) of this Section 4.4.
     (a) At the time of an award of shares, the Compensation Committee may establish for each Optionee a period during which, or at the expiration of which, as the Compensation Committee shall determine and provide in the agreement referred to in subsection (d) of this Section 4.4, shares awarded as restricted shares shall vest (the “Restricted Period”), and subject to any such other terms and conditions as the Compensation Committee shall provide, restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to subsections (c), (d) and (e) of this Section 4.4 and Article IV hereof, the Optionee, as owner of such shares, shall have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Compensation Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any restricted shares prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.
     (b) Upon Termination of Service of an Optionee for any reason other than Disability or death, unless the Compensation Committee shall otherwise determine and provide in the agreement referred to in subsection (d) of this Section 4.4, all restricted shares awarded to such Optionee and which at the time of such Termination of Service are subject to the restrictions imposed by subsection (a) of this Section 4.4 shall upon such Termination of Service be forfeited and returned to the Company; provided, however, that if an Optionee has a Termination of Service due to Retirement, the Compensation Committee, in its sole discretion, may lift all or a portion of the restrictions of the restricted shares. Unless the Compensation Committee shall have provided in the agreement referred to in subsection (d) of this Section 4.4 for a ratable lapse of restrictions with respect to an award of restricted shares during the Restricted Period, if an Optionee has a Termination of Service due to Disability or death, such portion of such restricted shares awarded to the Optionee, which at the time of such Termination of Service are subject to the restrictions imposed by subsection (a) of this Section 4.4 as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such Termination of Service shall be free of restrictions and shall not be forfeited.
     (c) Each certificate in respect of restricted shares awarded under the Plan subject to restriction under Section 4.4(a) shall be registered in the name of the Optionee and deposited by the Optionee, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar legend):
     “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Aprimo, Incorporated 1998 Employee Stock Option Plan, and an agreement entered into between the registered owner and Aprimo, Incorporated. Copies of such Plan and agreement are on file in the offices of the Secretary of Aprimo, Incorporated, at its executive offices.”

     (d) At the time of an award of shares subject to restriction under Section 4.4(a), the Optionee shall enter into an agreement with the Company in a form specified by the Compensation Committee, agreeing to the terms and conditions of the award of restricted shares and such other matters as the Compensation Committee shall in its sole discretion determine.
     (e) At the time of an award of restricted shares, the Compensation Committee may, in its discretion, determine that the payment to the Optionee of dividends declared or paid on such shares, or a specified portion thereof, by the Company shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under subsection (a) of this Section 4.4 or (ii) the forfeiture of such shares under subsection (b) of this Section 4.4, and shall be held by the Company for the account of the Optionee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Compensation Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.
     (f) At the expiration of any restrictions imposed by subsection (a) of this Section 4.4, the Company shall redeliver to the Optionee (or where the relevant provision of subsection (b) of this Section 4.4 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to subsection (c) of this Section 4.4 and the restricted shares represented by such certificate (s) shall be free of the restrictions referred to in subsection (a) of this Section 4.4.
     Section 4.5. Cash Awards. The Compensation Committee may, at any time and in its discretion, grant to any Optionee who is granted a Non-Statutory Stock Option the right to receive, at such times and in such amounts as determined by the Compensation Committee in its discretion, a cash amount (cash award) which is intended to reimburse the Optionee for all or a portion of the federal, state and local income taxes imposed upon such Optionee as a consequence of the exercise of a non-qualified stock option and the receipt of a cash award.
     Section 4.6. Replacement and Extension of the Terms of Options and Cash Awards. The Compensation Committee from time to tune may permit an Optionee under the Plan or any other stock option plan heretofore or hereafter adopted by the Company, or any Subsidiary, if any, to surrender for cancellation any unexercised outstanding stock option and receive from his employing corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Compensation Committee. Such Optionees also may be granted related cash awards as provided in Section 4.5 hereof.

ARTICLE V
AMENDMENT, SUSPENSION OR TERMINATION
     Section 5.1. General. The Compensation Committee may from time to time suspend or terminate the Plan or may amend it from time to time in such respects as the Compensation Committee may deem advisable; provided, however, that without the approval of the shareholders of the Company, no such amendment shall (i) increase the maximum number of shares for which options may be granted under the Plan except as otherwise provided in Article VI, (ii) change the manner of determining the purchase price of shares with respect to which an option is granted, (iii) change the maximum life of options specified in Section 4.3(c), (iv) change the expiration date of the Plan; or (v) change the designation of employees or class of employees eligible to receive Incentive Stock Options under this Plan.
     Section 5.2. Effect of Amendment, Suspension or Termination of Existing Options. No amendment, suspension or termination of the Plan, without an Optionee’s consent, shall alter or impair any of the rights or obligations of the Company or the Optionee with respect to any option theretofore granted to such Optionee. The Compensation Committee is authorized to amend any option outstanding on the date of shareholder approval of this Plan, as amended and restated in May, 2000, in any manner and to the extent consistent with the Plan as amended and restated.
     Section 5.3. Automatic Termination of Plan. Unless the Compensation Committee terminates the Plan earlier as herein provided, the Plan will automatically terminate on October 31, 2008; provided, however, options outstanding subsequent to such date shall continue to be governed by the provisions of the Plan until exercised or terminated in accordance with the Plan or the respective option agreements.
ARTICLE VI
ADJUSTMENTS
     Section 6.1. Recapitalization. In the event that the outstanding shares of stock are, at any time after the Effective Date, increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, share split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Compensation Committee in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Compensation Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the option shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share.
     Section 6.2. Company Liquidation, Dissolution or Reorganization. In the event of the dissolution, complete liquidation, or reorganization (as defined in this Section 6.2) of the Company, any option granted under the Plan shall (i) fully and immediately vest in the Optionee, and (ii) then terminate as of a date to be fixed by the Compensation Committee not less than thirty (30) days after written notice of the date so fixed is given to each Optionee. Each such Optionee shall have the right during such notice period to exercise his or her option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable by reason of restrictions in the option agreement with the Optionee. Such acceleration of the exercise date shall be deemed to occur automatically upon receipt by the Optionee of notice as provided in this section, and shall not be a modification under Code Section 424(h).
     The term “reorganization” as used in this Section 6.2 shall mean any statutory consolidation in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganization, or the sale of all or substantially all of the assets of the Company; or, the sale pursuant to an agreement with the Company of the stock of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganization. The term “reorganization” does not include the registration of the offering of Company shares under the Securities Act of 1933, as amended (commonly referred to as “going public”).
ARTICLE VII
MISCELLANEOUS
     Section 7.1. Restrictions on Issuing Shares. The shares shall not be issued pursuant to the exercise of an option granted under the Plan unless the transferability of the shares so issued and/or the actual issuance of the shares comply with all relevant provisions of law, including, but not limited to, the (i) limitations, if any, imposed by the State of Indiana, (ii) restrictions., if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the United States Securities and Exchange Commission thereunder, and (iii) requirements of any stock exchange upon which the shares may then be listed. The Compensation Committee, shall, in its sole discretion, determine if such restrictions or such issuance of shares so complies with all relevant provisions of law.
     Section 7.2. Investment Representations. Unless the shares subject to the grant of an option are registered under applicable Federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself or herself and his or her legal representatives that any option granted to him or her and any and all shares purchased upon the exercise of an option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his or her legal representatives, as the case may be, that the shares are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee’s legal representatives for distribution, but not for sale, to his or her legal heirs, legatees and other testamentary beneficiaries). Any share issued pursuant to the Plan may bear a legend evidencing such representations and restrictions.
     Section 7.3. Withholding, Etc. Shares shall not be is sued up on the exercise of any option under the Plan unless and until withholding tax, if any, or other withholding liabilities, if any, imposed by any governmental entity have, in the opinion of the Compensation Committee, been satisfied or provisions for their satisfaction have been made.
     Section 7.4. Other Restrictions. Any shares awarded hereunder or issued upon exercise of an option shall be subject to (i) the restrictions on transfer set forth in any stock option agreement executed by the Company and the Optionee; and (ii) such restrictive stock transfer agreement or agreements or such other restrictions on transfer of shares as may apply to shares owned by all other shareholders. The Optionee prior to receipt of any shares may be required to execute such restrictive stock transfer agreements as may be required by the Compensation Committee.
     Section 7.5. Use of Proceeds. The proceeds received by the Company from the sale of shares pursuant to the exercise of options granted under the Plan shall be added to the general funds of the Company and used for general corporate purposes.
     Section 7.6. Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Indiana and construed in accordance therewith.
     IN WITNESS WHEREOF, the Company, by its duly authorized representative, has executed this amended and restated Plan effective as of the 21st day of January, 2000.

APRIMO, INCORPORATED
By:	/s/ William M. Godfrey
William M. Godfrey

Title:	Chairman of the Board, President and Chief Executive Officer